EXHIBIT 99.1

WCA Waste Corporation Announces Second Quarter 2008 Results

 * Revenue increased 14.2% to record quarterly level of $52.7 million
 * Operating income increased 5.8% despite higher fuel costs

HOUSTON, Aug. 6, 2008 (PRIME NEWSWIRE) -- WCA Waste Corporation (Nasdaq:WCAA) announced today financial results for the second quarter ended June 30, 2008. For the quarter ended June 30, 2008, revenue increased 14.2% to $52.7 million over the $46.2 million that was reported for the same period last year. Operating income for the quarter was $6.6 million, a 5.8% increase over the $6.2 million for the comparable quarter last year. Second quarter 2008 operating income was negatively impacted by the price of fuel. Net income available to common stockholders was $1.9 million, or $0.11 per share, for the three months ended June 30, 2008.

For the six months ended June 30, 2008, revenue increased 17.0% to $101.6 million over the $86.8 million for the same period last year. Operating income was $11.6 million, or 11.4% of revenue for the six months ended June 30, 2008, compared to $12.7 million, or 14.7% of revenue, for the six months ended June 30, 2007. This margin decline is principally a result of increased fuel expense reducing margins by 3.2% of revenue.

Tom Fatjo, Chairman of WCA Waste Corporation, stated, "The 14.2% revenue growth WCA experienced led to record quarterly revenue of $52.7 million. Factored in the revenue growth was a decline in volume of 2%, an increase in pricing of 4%, fuel surcharge of 3.8% and 8.4% from acquisitions. In addition, our operating income improved 5.8% despite a higher fuel expense. This volume has tracked the economic conditions of our markets with Texas having strong positive volume growth while Florida, Alabama, South Carolina, and Tennessee have had volume slowdown. Under our previously disclosed stock repurchase program, the Company purchased 311,965 shares of its common stock during the second quarter 2008."

WCA Waste Corporation is an integrated company engaged in the transportation, processing and disposal of non-hazardous solid waste. The Company's operations consists of 24 landfills, 23 transfer stations/material recovery facilities and 27 collection operations located throughout Alabama, Arkansas, Colorado, Florida, Kansas, Missouri, New Mexico, North Carolina, Oklahoma, South Carolina, Tennessee and Texas. The Company's common stock is traded on the NASDAQ Global Market System under the symbol "WCAA."

The WCA Waste Corporation logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=1736

RISK FACTORS AND CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release and other communications, such as conference calls, presentations, statements in public filings, other press releases, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally include discussions and descriptions other than historical information. These statements can generally be identified as such because the context of the statement will include words such as "may," "will," "should," "outlook," "project," "intend," "seek," "plan," "believe," "anticipate," "expect," "estimate," "potential," "continue," or "opportunity," the negatives of these words, or similar words or expressions. Similarly, statements that describe our plans, objectives, goals, expectations or intentions and other statements that are not historical facts are forward-looking statements. For example, descriptions of strategy are forward looking statements, including descriptions of our acquisition strategy and the benefits of any acquisition or potential acquisition.

In other presentations and reports, we may provide "run-rate" estimates with respect to us and also separately with respect to one or more acquired businesses. Statements concerning "run-rates" are forward-looking statements, are not audited or based on GAAP and are made based on estimations from information provided to us by the acquired companies and from other sources and estimates developed by us. We determine the period over which to calculate a "run-rate" based on factors we deem to be reasonable. In computing revenue "run-rates" as of the end of any given period we generally annualize the average of monthly revenues of the companies that we acquired for the period prior to acquisition (which is the "run-rate" for the acquired businesses). Actual revenues may or may not equal the estimated "run-rate." For entities that were previously owned by us, we calculate "run-rate" based on the period that we originally owned these entities.

In addition, we provide estimates in this press release and in other presentations and reports as to the factors that impacted revenue growth. Such estimates represent our best judgment as to the revenue growth attributable from operations acquired during period described versus revenue growth attributable to other factors on a consolidated basis. For this purpose we develop estimates based comparisons of operating results for different periods, information from acquired companies, records concerning pricing in various markets and records concerning volumes at different periods, among other information. We note that, over time, acquired operations become integrated with our other operations so that revenues cannot be directly traced or sourced to any given acquisition. Customer additions and turnover, combinations of and adjustments to routes, alterations in safety and quality standards, sales and marketing for the integrated operation, and a variety of other factors influence revenues and other operating results for the combined operations.

The forward-looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. We caution that forward-looking statements are not guarantees, are based upon the current beliefs and expectations of WCA's management, and are subject to known and unknown risks and uncertainties. Since our business, operations and strategies are subject to a number of risks, uncertainties and other factors, actual results may differ materially from those described in the forward-looking statements.

As to acquisitions and acquisition strategies, on which our future financial performance will significantly depend, risks and uncertainties include, without limitation: we may be unable to identify, complete or integrate future acquisitions successfully; we compete for acquisition candidates with other purchasers, some of which have greater financial resources and may be able to offer more favorable terms; revenue and other synergies from acquisitions may not be fully realized or may take longer to realize than expected; we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory, business or other reasons; businesses that we acquire may have unknown liabilities and require unforeseen capital expenditures; changes or disruptions associated with making acquisitions may make it more difficult to maintain relationships with customers of the acquired businesses; in connection with financing acquisitions, we may incur additional indebtedness, or may issue additional shares of our common stock which would dilute the ownership percentage of existing stockholders; rapid growth may strain our management, operational, financial and other resources; revenue and other synergies from acquisitions may not be fully realized or may take longer to realize than expected; and we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory, business or other reasons.

Moreover, our results will be subject to a number of operational and other risks, including the following: we may not be successful in expanding the permitted capacity of our current or future landfills; our business is capital intensive, requiring ongoing cash outlays that may strain or consume our available capital; increases in the costs of disposal, labor and fuel could reduce operating margins; increases in costs of insurance or failure to maintain full coverage could reduce operating income; we may be unable to obtain financial assurances necessary for our operations; we are subject to environmental and safety laws, which restrict our operations and increase our costs, and may impose significant unforeseen liabilities; we compete with large companies and municipalities with greater financial and operational resources, and we also compete with alternatives to landfill disposal; covenants in our credit facilities and the instruments governing our other indebtedness may limit our ability to grow our business and make capital expenditures; changes in interest rates may affect our results of operations; a downturn in U.S. economic conditions or the economic conditions in our markets may have an adverse impact on our business and results of operations; and our success depends on key members of our senior management, the loss of any of whom could disrupt our customer and business relationships and our operations.

We describe these and other risks in greater detail in the sections entitled "Business-Risk Factors" and "Cautionary Statement About Forward-Looking Statements" included in our Form 10-K for the year ended December 31, 2007, to which we refer you for additional information.

                             WCA Waste Corporation
                Condensed Consolidated Statement of Operations
                    (In thousands, except per share amounts)
                                  (Unaudited)

                              Three Months Ended  Six Months Ended
                                   June 30,           June 30,
                              ------------------ ------------------
                                2008      2007     2008      2007
                              --------  -------- --------  --------

 Revenue                      $ 52,746  $ 46,200 $101,583  $ 86,827
 Expenses:
  Cost of services              36,581    30,779   70,634    56,534
  Depreciation and
   amortization                  6,909     6,096   13,400    11,285
  General and
   administrative                2,705     3,135    5,943     6,275
                              --------  -------- --------  --------
                                46,195    40,010   89,977    74,094
                              --------  -------- --------  --------
 Operating income                6,551     6,190   11,606    12,733
 Other income (expense):
  Interest expense, net         (4,609)   (4,190)  (9,143)   (7,966)
  Realized loss on interest
   rate swap                    (1,116)     (110)  (1,423)     (215)
  Unrealized gain on interest
   rate swap                     4,809     2,336      516     1,808
  Other                           (233)      127     (232)      277
                              --------  -------- --------  --------
                                (1,149)   (1,837) (10,282)   (6,096)
                              --------  -------- --------  --------

 Income before income taxes      5,402     4,353    1,324     6,637
 Income tax provision           (2,526)   (1,747)    (800)   (2,709)
                              --------  -------- --------  --------
 Net income                      2,876     2,606      524     3,928
 Accrued payment-in-kind
  dividend on
  preferred stock              (1,011)     (961)  (2,016)   (1,915)
                              --------  -------- --------  --------

 Net income (loss) available
  to common stockholders      $  1,865  $  1,645 $ (1,492) $  2,013
                              ========  ======== ========  ========

 PER SHARE DATA (Basic and
  diluted):
 Net income (loss)
  available to
  common stockholders
   -- Basic                   $   0.11  $   0.10 $  (0.09) $   0.12
                              ========  ======== ========  ========
   -- Diluted (a)             $   0.11  $   0.10 $  (0.09) $   0.12
                              ========  ======== ========  ========

 WEIGHTED AVERAGE SHARES
  OUTSTANDING (Basic)           16,479    16,465   16,515    16,439
                              ========  ======== ========  ========
 WEIGHTED AVERAGE SHARES
  OUTSTANDING (Diluted) (a)     16,956    16,804   16,552    16,500
                              ========  ======== ========  ========

 (a) The diluted earnings per share and the diluted weighted average shares outstanding for the three months ended June 30, 2008 assume conversion of $4.6 million convertible seller notes. The interest expense related to these notes, net of tax, for the three months ended June 30, 2008 was $36. The assumed conversion of the convertible notes added 404 additional shares to the diluted weighted average shares outstanding. The diluted earnings per share and the diluted weighted average shares outstanding for the three months ended June 30, 2007 assume conversion of $3 million convertible seller notes. The interest expense related to these notes, net of tax, for the three months ended June 30, 2007 was $23. The assumed conversion of the convertible notes added
     250 additional shares to the diluted weighted average shares outstanding.

                      Non-GAAP Financial Measures
 ---------------------------------------------------------------------

  Our management evaluates our performance based on non-GAAP measures, of which the primary performance measure is EBITDA. EBITDA consists of earnings (net income or loss) available to common stockholders before preferred stock dividend, interest expense (including gains
  (losses) on interest rate swap agreements as well as write-off of deferred financing costs and debt discount), income tax expense, depreciation and amortization, and loss on disposition of note receivable from Waste Services in May 2008. We also use these same measures when evaluating potential acquisition candidates.

  We believe EBITDA is useful to an investor in evaluating our operating performance because:
 * it is widely used by investors in our industry to measure a company's operating performance without regard to items such as interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;
 * it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swap agreements and payment-in-kind dividend) and asset base (primarily depreciation and amortization of our landfills and vehicles) from our operating results; and
 * it helps investors identify items that are within our
   operational control. Depreciation charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating
   charge.

   Our management uses EBITDA:
 * as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;
 * as one method to estimate a purchase price (often expressed as a multiple of EBITDA) for solid waste companies we intend to acquire. The appropriate EBITDA multiple will vary from acquisition to acquisition depending on factors such as the size of the operation, the type of operation, the anticipated growth in the market, the strategic location of the operation in its market as well as other considerations;
 * in presentations to our board of directors to enable
   them to have the same consistent measurement basis of operating performance used by management;
 * as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations;
 * in evaluations of field operations since it represents operational performance and takes into account financial measures within the control of the field operating units;
 * as a component of incentive cash bonuses paid to our executive officers and other employees;
 * to assess compliance with financial ratios and covenants included in our credit agreements; and
 * in communications with investors, lenders, and others concerning our financial performance.

   The following presents a reconciliation of net income (loss)
   available to common stockholders to our total EBITDA (in thousands):

                              Three Months Ended   Six Months Ended
                                   June 30,            June 30,
                              ------------------  ------------------
                                2008      2007      2008      2007
                              --------  --------  --------  --------

 Net income (loss)
  available to common
  stockholders                $  1,865  $  1,645  $ (1,492) $  2,013
 Accrued payment-in-kind
  dividend on preferred
  stock                          1,011       961     2,016     1,915
 Depreciation and
  amortization                   6,909     6,096    13,400    11,285
 Interest expense, net           4,609     4,190     9,143     7,966
 Realized loss on interest
  rate swap                      1,116       110     1,423       215
 Unrealized gain on interest
  rate swap                     (4,809)   (2,336)     (516)   (1,808)
 Loss on disposition of note
  receivable                       326        --       326        --
 Income tax provision            2,526     1,747       800     2,709
                              --------  --------  --------  --------
 Total EBITDA                 $ 13,553  $ 12,413  $ 25,100  $ 24,295
                              ========  ========  ========  ========
 As a percentage of revenue       25.7%     26.9%     24.7%     28.0%

 The following table presents a reconciliation of net income (loss)
 available to common stockholders to adjusted net income (loss)
 available to common stockholders to exclude (gains) losses on interest rate swap agreements and loss on disposition of note receivable from
 Waste Services in May 2008 (in thousands, except per share amounts).
 Management believes that this non-GAAP measure is useful to an investor because the excluded items are not representative of our on-going operational performance. Per share information of the adjusted net income (loss) available to common stockholders is also shown below:

 Adjusted net income (loss)
 available to common
 stockholders to exclude
 (gains) losses on             Three Months Ended   Six Months Ended
 interest rate swap                 June 30,            June 30,
 agreements, loss on           ------------------  ------------------
 disposition of note             2008      2007      2008      2007
 receivable                    --------  --------  --------  --------

 Net income (loss) available
  to common stockholders       $  1,865  $  1,645  $ (1,492) $  2,013
 Realized loss on interest
  rate swap, net of tax             652        64       832       125
 Unrealized gain on interest
  rate swap, net of tax          (2,597)   (1,437)     (298)   (1,119)
 Loss on disposition of note
  receivable, net of tax            194        --       194        --
                               --------  --------  --------  --------

 Adjusted net income (loss)
  available to common
  stockholders                 $    114  $    272  $   (764) $  1,019
                               ========  ========  ========  ========

 PER SHARE DATA (Basic and
  diluted):
 Net income (loss) available
  to common stockholders       $   0.11  $   0.10  $  (0.09) $   0.12
 Realized loss on interest
  rate swap, net of tax            0.04      0.01      0.05      0.01
 Unrealized gain on interest

  rate swap, net of tax           (0.15)    (0.09)    (0.02)    (0.07)
 Loss on disposition of note
  receivable, net of tax           0.01        --      0.01        --
                               --------  --------  --------  --------
 Adjusted net income (loss)
  available to common
  stockholders to exclude (gains)
  losses on interest rate swap
  agreements, loss on disposition
  of note receivable:
   -- Basic                    $   0.01  $   0.02  $  (0.05) $   0.06
                               ========  ========  ========  ========
   -- Diluted                  $   0.01  $   0.02  $  (0.05) $   0.06
                               ========  ========  ========  ========
 WEIGHTED AVERAGE SHARES
  OUTSTANDING (Basic)            16,479    16,465    16,515    16,439
                               ========  ========  ========  ========
 WEIGHTED AVERAGE SHARES
  OUTSTANDING (Diluted)          16,553    16,554    16,552    16,500
                               ========  ========  ========  ========

 These non-GAAP measures may not be comparable to similarly titled measures employed by other companies and are not measures of performance calculated in accordance with GAAP. They should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

                           Supplemental Disclosures
 ---------------------------------------------------------------------
              (Dollars in millions unless otherwise indicated)

                             Six Months Ended    Six Months Ended
                              June 30, 2008       June 30, 2007
                            ------------------  ------------------

  Revenue Breakdown:
   Collection               $   63.8      51.5% $   53.7      50.5%
   Disposal                     37.4      30.3%     32.5      30.6%
   Transfer                     15.5      12.5%     15.6      14.7%
   Other                         7.1       5.7%      4.5       4.2%
                            --------  --------  --------  --------

     Total                     123.8     100.0%    106.3     100.0%
   Intercompany
    eliminations               (22.2)              (19.5)
                             --------           --------

     Total reported
      revenue                $  101.6           $   86.8
                             --------           --------

 Internalization of
  Disposal:
 Six months ended
  June 30, 2008                 74.7%
 ---------------------------------------------------------------------

                            Three Months Ended   Six Months Ended
                             June 30, vs. 2007  June 30, vs. 2007
                            ------------------  ------------------

 Revenue Growth:
   Volume                   $   (0.9)  -2.0%(b) $   (1.3)  -1.5%(b)
   Price                         1.8    4.0%(b)      3.6    4.1%(b)
   Fuel surcharge                1.7    3.8%(b)      2.5    2.9%(b)
   Acquisitions                  3.9    8.4%(b)     10.0   11.5%(b)
                            --------  --------  --------  --------

     Total revenue growth   $    6.5      14.2% $   14.8      17.0%
                            ========            ========

 (b) Percentages are calculated based on dollar amounts rounded
     in thousands.

 ---------------------------------------------------------------------

                                 June 30, 2008
                                 -------------
 Debt-to-Capitalization:
   Long-term debt including
    current maturities           $  196.4
   Total equity including
    preferred stock                 170.2
                                 --------
     Total capitalization        $  366.6
                                 ========
       Debt-to-total
        capitalization               53.6%

 Net Debt-to-Capitalization:

   Long-term debt including
    current maturities           $  196.4
   Cash on hand and restricted
    cash (c)                         (1.9)
                                 --------
   Net debt                         194.5
      Total equity including
       preferred stock              170.2
                                 --------

     Total capitalization        $  364.7
                                 ========
       Net debt-to-total
        capitalization               53.3%

 (c) Total restricted cash of $1.4 million relates to long-term tax-exempt bonds.

CONTACT:  WCA Waste Corporation
          Tommy Fatjo
          713-292-2400